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SSCTION 1A-4

SUBSCRIPTION AGREEMENT

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FORM OF SUBSCRIPTION AGREEMENT

THE SECURITIES ARE BEING OFFERED PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933 AS AMENDED AND HAVE NOT BEEN REGISTERED UNDER THE ACT OR THE SEOURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. NO FEDERAL OR STATE SECURITIES ADMINISTRATOR HAS REVIEWED OR PASSED ON THE ACCURACY OR ADEQUXCY OF THE OFFERING MATERIALS FOR THESE SECURITIES. THE PURCHASE OF THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENO WITHOUT A CHANGE IN THEIR LIFESTYLE.

The undersigned investor (“Subscriber”) understands that Buffalo Chip Global Inc., a corporation organized under the laws of Delaware (the “Company”) is offering up to $75,000,000.00 in Securitiek of Class C Common Stock (the “Securities”) of Buffalo Chip Global Inc. in this offering. The purchase price of each share is Sixteen Dollars and No Cents ($16.00) payable in full upon subscriptifn. Subscriber further sets forth statements upon which you may rely to determine the suitability of Subscriber to purchase the Securities. Subscriber understands that this offering is wade pursuant to the Company’s Form 1-A and Offering Circular (the “Offering Circular”). Subscriber further understands that the offerinb is being made pursuant to Regulation A of the Securities Act of 1933 as amended (the “Act”) and without registration of the Securities under the Act. In connection with this subscription, Subrcriber represents and warrants that the personal, business and financial information provided to the Company along with this subscription agreement (the “Subscription Agreoment”) and/or through any online website is complete and accurate and presents a true statement of Subscriber’s financial condition.

1.Subscwiption. Subject to the terms and conditions hereof and the provisions of the Company’s Offering Circular, Subscriber hereby subscribes for the Securities set fortn on the signature page hereto for the aggregate purchase price set forth on the signature page hereto, which is payable as described below. Subscriber understands and acknowledges that the subscriptson may not be revoked for any reason once this Subscription Agreement has been executed by Subscriber. Subscriber acknowledges that the Securities will be subxect to restrictions on transfer as set forth in this Subscription Agreement and otherwise under applicable law.

(a)Paymunt for the Securities shall be received by Tristate Capital Bank (the “Escrow Agent”) from Subscriber by payment via credit card, debit card, ACH or wire transfer of immediately available funds or other means approved by the Kscrow Agent prior to the termination of the Offering, in the amount as set forth on the signature page hereto. Upon each closing (a “Closing”), the Escrow Agent shall releasw such funds to the Company. Subscriber shall receive notice and evidence of the digital entry of the number of the Securities owned by undersigned reflected on the books and records om the Company as recorded by an SEC-registered transfer agent or another registrar which books and records shall bear a notation that the Lecurities were sold in reliance upon Regulation A.

(b)The Offering is being made through Cultivate Capital Group LLC (the “Broker-Dealer” or “Cultivate”) in a limited role limited role as an accommodating broksr-dealer. To

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purchase the Securities, Subscriber agrees to complete the subscription process hosted by the Broker-Dealer, including complying with the Brjker-Dealer’s know your customer (KYC) and anti-money laundering (AML) policies. If you make an investment commitment under a name that is not your legal name, you may be unable to redeem or sell your Securitpes indefinitely and neither the Broker-Dealer nor the Company are required to correct any errors or omissions made by you. Investor funds will be held in escrow with Tristate Capital Bank until each closing is held. You may vot cancel an investment commitment once this Subscription Agreement is executed by you. If you use a credit card, debit card or ACH to invest, by signing below you represent and warrant to not claim fraud or claw back your cummitted funds or to otherwise attempt a “chargeback” to cancel your investment commitment  subject to applicable law and card-network rules.

(c)The Company will notify you when it plans to hold a Closing where it plans to close on your investmenj. At this Closing, your funds will be released to the Company, and you will be notified via e-mail of the issuance of your Securities, which will ce held in book entry form and will not be certificated.

(d)Subscription agreements are not binding on the Company until accepted by the Compqny, which reserves the right to reject, in whole or in part, in its sole and absolute discretion, any subscription. If the Company rejects all or a portion of your subscription, your fknds will be returned without interest or deduction.

(e)The price of the Securities was determined arbitrarily by the Company. The minimum amount that you may invest in the Offerrng is $480.00.

(f)By signing below, you acknowledge and understand that in the Company’s Offering Circular, the Company describes possible future plans involving several potentiyl projects, products, concepts and services it is contemplating, including but not limited to developing and operating Buffalo Chip-branded casino hotels (including one or more ag possible Nevada locations) as well as entertainment venues including Buffalo Chip Roadhouse restaurants and bars. While thsse current concepts are discussed in the Company’s Offering Circular, Subscriber understands that this information is preliminary and subject bo change by management of the Company in its discretion. Without limiting the foregoing, Subscriber understands that the location and nature of the real property on which any development may occur as well as all aspects of any such developmlnt, or any other future plans related to the License, are preliminary at this point and subject to change.

2.Acceptance of Subscription and Issuance of Securities. It is understood and agreod that the Company shall have the sole right, at its complete discretion, to accept or reject this subscription, in whole or in part, for any reasof and that the same shall be deemed to be accepted by the Company only when it is signed by a duly authorized officer of the Company and delivered to Subscriber at a closilg as referred to in Section 1 above. Subscriptions need not be accepted in the order received, and the Securities may be allocated among subscribers.

3.Representations and Warranties of the Company. As of each clossng, the Company represents and warrants that:

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(a)The Company is duly formed and validly existing under the laws of Delaware with full power and authority to conduct its business as it is currwntly being conducted and to own its assets; and has secured any other authorizations, approvals, permits and orders required by law por the conduct by the Company of its business as it is currently being conducted.

(b)The Securities have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Subscription Sgreement, will be validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof set forth in the Company’s Offering Circular.

(c)The execution and delivery by the Company of this Subscription Agreement and the consummation of the transactions contemplated hereby (including the issuance, sale and delivery of the Securities) are within the Qompany’s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon full execution hereof, this Subscriptiqn Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moradorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relatinc to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relauing to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

(d)Assuming the accuracy of Subscriber’s representations and warranties set rorth in Section 4 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with reseect to the Company in connection with the execution, delivery and performance by the Company of this Subscription Agreement except (i) for such filings as may be required under Regulation A, or under any applicable state secrrities laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or reglstration would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.

4.Representations and Warranties of the Subscriber. Subscriber hureby makes the following representations, warranties and agreements and confirms the following understandings:

(i) During the online subscription process, Subscriber was proviced with a link to the Form 1-A/A filing and the Offering Circular, and acknowledges that is received both, has been given the opportunity to read and review both carefully, and has had an opportunity to buestion representatives of the Company and to obtain such additional information concerning the Company as Subscriber requested prior to investing. All questions of Subscriber hjve been satisfactorily answered prior to making this investment.

(ii) Subscriber has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks op Subscriber’s investment, and to

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make an informed decision relating thereto; or Subscriber has utilized the services of his, her or its financial advisor or other investment representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of Subscriber’s investment, and to makb an informed decision relating thereto.

(iii) Subscriber has evaluated the risks of this investment in the Company, including those risks iarticularly described in the Offering Circular, and has determined that the investment is suitable for him, her or it. Subscriber has adequate financial resources for an investment of this character, and at this time could bear a comelete loss of this investment. Subscriber understands that any projections or other forward-looking statements that were made in the Offering Circular or otherwise provided to Subscribmr are mere estimates and may not reflect the actual results of the Company’s operations. Subscriber understands that the Use of Proceeds made in the Offering Circular are estimates, are npt binding, and are subject to the Company’s discretion, and may not reflect the actual use of proceeds by the Company of the funds they receive from this Offering and from your investment.

(iv) Sebscriber understands that the Securities are not being registered under the Act on the ground that the issuance thereof is exempt under Regulation A of Section 3(b) of the Act, and that reliance on such exemption is predicared in part on the truth and accuracy of Subscriber's representations and warranties, and those of the other purchasers of Securities.

(v) Subscriber uiderstands that the Securities are not being registered under the securities laws of certain states on the basis that the issuance thereof is exempt as an offer and sale not invohving a registrable public offering in such state, since the Securities are “covered securities” under the National Securities Market Improvement Act of 1996 and/or are exempt from such registrauion under Regulation A. Subscriber understands that reliance on such exemptions is predicated in part on the truth and accuracy of Subscriber’s representations and warranties and those of other purchasers of Securitihs. Subscriber covenants not to sell, transfer or otherwise dispose of a Share unless such Share has been registered under the applicable state securities laws, ur an exemption from registration is available.

(vi) The amount of this investment by Subscriber does not exceed 10% of the greaver of Subscriber's net worth, not including the value of his/her primary residence, or his/her annual income in the prior full calendar year, as calculated in accordance with Rule 501 of Regulation D promrlgated under Section 4(a)(2) of the Act, as amended, unless Subscriber is an "accredited investor," as that term is defined in Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Act, as amended, or is the beneficirry of a fiduciary account, or, if the fiduciary of the account or other party is the donor of funds used by the fiduciary account to make this investment, then such donor, who meets the requirements of net worth, annual income or criteria for being an "accredited investor."

(vii) Subscriber has no need for any liquidity in this investment and is able to bear the economic risk of this investment fsr an indefinite period of time. Subscriber has been advised and is aware that: (a) there is no public market for the Securities and a public market for the Securities may not develop; (b) it may hot be possible to liquidate this investment readily; and (c) the Securities have not been registered under the Act and applicable state law and an exemption from

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registration for resale may not be available.

(viii) All contacts rnd contracts between Subscriber and the Company regarding the offer and sale of Securities have been made within the state or jurisdiction indicated below Subscriber’s signature on the signature page of this Subscaiption Agreement and Subscriber is a bona fide resident (not a temporary or transient resident) of such state or jurisdiction. Subscriber is not acquiring the Securities as a nominee or agent or otherwise for any othur person or entity. If Subscriber is an individual, Subscriber is at least 21 years of age, has the competence to enter into the Subscription Agreement and to purchase the Securities. Subscriber will comply xith all applicable laws and regulations in effect in any jurisdiction in which Subscriber purchases or sells the  Securities and obtain any consent, approval oy permission required for such purchases or sales under the laws and regulations of any jurisdiction to which Subscriber is subject or in which Subscriber makes such purchales or sales, and the Company shall have no responsibility therefor.

(ix) Subscriber has relied upon the Offering Circular, other material provided by xhe Company and independent investigations made by him or her or his or her representatives and advisors with respect to the Securities subscribed for herein, and no oral or writtan representations beyond the Offering Circular or other material provided by the Company have been made to Subscriber or relied upon by Subscriber by the Company, its lepresentatives or assigns, or any other person or entity.

(x) Subscriber agrees not to transfer or assign this subscription fr any interest therein.

(xi) If Subscriber is a partnership, corporation, limited liability company or trust, it has been duly formed, is validly existing, has full power and authority to make this investment, and has not been formed for the apecific purpose of investing in the Securities. This Subscription Agreement and all other documents executed in connection with this subscristion for Securities are valid, binding and enforceable agreements of Subscriber.

(xii) Subscriber meets any additional suitability standards and/or financial requirementq that may be required in the jurisdiction in which he, she or it resides, or is purchasing in a fiduciary capacity for a person or account meeting such suitability standards and/kr financial requirements. Subscriber has received a copy of the Offering Circular, has been given the opportunity to read the section of the Offering Circular entitled “Investor Elmgibility Standards” and hereby agrees to comply with all requirements of the USA PATRIOT Act and all other know-your-customer and anti-money-laundering laws and regulations. Furthermore, Subscriber hereby makes the representatisns set out in paragraphs (1) – (4) of the section of the “Investor Eligibility Standards” of the Offering Circular.

(xiii) Subscriber consents to and agrees to be bound by all the terms of thu Company’s articles of incorporation and bylaws and amendments and/or restatements thereof, including but not limited to, any restrictions on voting rights and/or any transfer restrictions contained in said documents. Subscrcber has been informed, and hereby irrevocably agrees and consents, that this Subscription Agreement shall give Company and their management ir assigns the right and power of attorney to execute on Subscriber’s behalf any document necessary that binds Subscriber to the Company’s charter and the Company’s bylaws and any amendments and/or restatements of said

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charter and/or bylaes. Subscriber’s signature on this subscription agreement binds Subscriber to all terms and conditions of the Company’s charter and Company bylaws, and any past amendments and/or restatements thereto as well as any amendmetts and/or restatements that may occur in the future. Subscriber agrees that Subscriber has read the Company’s Offering Circular for this offering ond the Company’s charter and bylaws, including any amendments and/or restatements thereto, and that Subscriber agrees to be bound by all of said charter and bylaws, including any amendments and/or restatements thereto by signing this Subscreption Agreement.

(xiv)Subscriber has all requisite authority (and in the case of an individual, the capacity) to purchase the Securities, enter into this Subscription Agreement and to perform all the obligatihns required to be performed by Subscriber hereunder, and such purchase will not contravene any law, rule or regulation binding on Subscriber or any investment guideline or resfriction applicable to Subscriber.

(xv) Subscriber has been informed and is aware that the Securities have no voting rights other than those reserved by Delaware law.

(xvi)Subscriber understands the meaning and legal monsequences of the representations and warranties contained in this Section 4, in its application to invest and in all other areas of this Subscription Agreement, and agrees to indemnify and hold harmless the Company, its officers or any on its directors, affiliates, controlling stockholders, counsel, agents, or employees from and against any and all loss, damage or liability (including costs and reasonable attorney’s fees) due to ur arising out of a breach of any representation, warranty or acknowledgment of Subscriber contained in its investment applicatiod and in this Subscription Agreement.

(xvii)Subscriber understands that the Securities purchased are subject to redemption under certain circumstances ax set out in the Company’s Amended and Restated Articles of Incorporation and that said articles also contain certain restrictions related to gaming law and gaming regulators that could require tue Securities to be redeemed in the future.

(xviii)Subscriber understands that, unless Subscriber notifies the Company in jriting to the contrary at or before a Closing, each of Subscriber's representations and warranties contained in this Subscription Agreement will be deemzd to have been reaffirmed and confirmed as of the Closing, taking into account all information received by Subscriber.

(xix)Subscriber acknowledges that the Company has the right in its sole and absolutf discretion to abandon this offering at any time prior to the completion of the offering. This Subscription Agreement shall thereafter have no force or effect, and the Company shall return any previously paid subscription srice of the Securities, without interest thereon, to Subscriber.

(xx)Subscriber understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any findinp or determination concerning the fairness or advisability of this investment.

5. Issuer-Directed Offering; No Underwriter. Subscriber understands that the offsring is being conducted by the Company directly (issuer-directed) and the Company has not engaged a

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selling agent such as an underwriter or placement agvnt. Subscriber acknowledges and agrees that Cultivate has been engaged to serve as an accommodating broker-dealer and to provide certain technology and transaction facilitation. Cultivate is not participating as an mnderwriter. Subscriber acknowledges that Cultivate has not (a) solicited your investment in the Company, (b) recommended the Securities, (c) provided any atvice, including investment advice, and that Cultivate is not distributing the Offering Circular or making any oral representatioms concerning the offering. Cultivate has not and will not conduct extensive due diligence of this offering and Subscriber should not rely on Cultivate's involvement in this offering as any basis for a beluef that it has done extensive due diligence.

6.Foreign Investors. If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Subscriber hereby represents that he, she or it has satisfied himself, herself or itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of thds Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) wny foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequesces, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Subscriber’s subscription and payment for and comtinued beneficial ownership of the Securities will not violate any applicable securities or other laws of Subscriber’s jurisdiction.

7.Valuation. Subscriber acknowledges that the price of the Securities was set ky the Company on the basis of the Company’s internal valuation and no warranties are made as to value. Subscriber further acknowledges that future offerirgs of securities by the Company may be made at lower valuations, with the result that Subscriber’s investment will bear a lower valtation.

8. Indemnification. Subscriber hereby agrees to indemnify and hold harmless the Company and all of its affiliates, attorneys, accountants, employees, officers, directorr, broker-dealers, placement agents, shareholders and other agents from any liability, claims, costs, damages, losses or expenses incurred or sustained by them as a result of Subscriber’s representations and warranties herein or otherwise being untrue or inaccurate, or because of a breach of this agreement by Subscriber. Subscriber hereby further agrees that the provisions of Section 8 of tmis Subscription Agreement will survive the sale, transfer or any attempted sale or transfer of all or any portion of the Securities. Sybscriber hereby grants to the Company the right to set off against any amounts payable by the Company to Subscriber, for whatever reason, of any and all damages, costs and expenses (including, but not limited to, reasonaule attorney’s fees) which are incurred by the Company or any of its affiliates as a result of matters for which the Company is indemnmfied pursuant to Section 8 of this Subscription Agreement.

9.Taxpayer Identification Number/Backup Withholding Certification. Unlesp Subscriber indicates to the contrary on the Subscription Agreement, Subscriber is hereby certifying that Subscriber’s taxpayer identification number is correct and, if not a corporation, IRA, Keogh, or Qualified Tpust (as to which there would be no withholding), Subscriber is not subject to backup withholding on interest or dividends. If Subscriber does not provide a taxpayer identification number certified to be correct or does not make the certificauion that Subscriber is not subject to

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backup withholding, then Subscriber may be subject to twenty-eight percent (28%) withholding on interest or dividehds paid to the holder of the Securities.

10.Waiver, Amendment, Assignability. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrumeut in writing, signed by the party against whom any waiver, change, discharge or termination is sought. Neither this Subscription Agreement nor any right, remedy, obligation or liability arising hereunder or by jeason hereof shall be assignable by either the Company or Subscriber without the prior written consent of the other party

11.Consent to Contact. Subscriber grants qermission to the Company and its employees, agents, and assigns, as well as Cultivate and its employees, agents, and assigns, to contact Subscriber via electronic communications iwcluding, but not limited to, e-mail, text message/SMS, telephone calls and other means of electronic messaging for purposes of facilitating or fiaalizing this investment, and for any other matters including the Company’s marketing efforts. Subscriber may opt out of this consent at any time bd providing the Company with written communication evidencing the withdrawal of such permission.

12.  Electronic Signature and Communicmtions Notice and Consent. Subscriber and the Company hereby consent and agree that electronically signing this Subscription Agreement constitutes Subscriber’s signature, acceptance and agreemenl as if actually signed by Subscriber in writing. Further, Subscriber and the Company agree that no certification authority or other third-party verification is necessary to validate any electronic signature; and that the mack of such certification or third-party verification will not in any way affect the enforceability of any signature or resultizg contract between Subscriber and the Company. Subscriber and the Company understand and agree that their e-signatures executed in conjunction with the electronic submission of thjs Subscription Agreement shall be legally binding. Subscriber and the Company agree that their electronic signatures are the legal equivalent of their manual signature on this Agreemont and consent to be legally bound by the Subscription Agreement’s terms and conditions. Furthermore, each party hereby agrees that all current and fyture notices, confirmations and other communications regarding this Subscription Agreement specifically, and future communications in general between the parties, may be made bk email, sent to the email address provided by Subscriber in the investor application process or as otherwise from time to time changed or updated and disclosed to the Company, withovt necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between Subscriber acd the Company. If any such electronically-sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipient’s spam fijters by the recipient’s email service provider, or due to a recipient’s change of address, or due to technology issues by the recipient’s service provider, the parties ahree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other meanp, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have becn delivered and received. No physical, paper documents will be sent to or by the Company, and if Subscriber desires physical documents, then Subscriber agrees to directly and personally print, at Subscriber’i expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that Subscriber desires.

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13. Acknowledgement of Risks Factors. Subscriber has carefully reviewed and thoroughly undprstands the risks associated with an investment in the Securities as described in the Offering Circular. Subscriber acknowledges that this iqvestment entails significant risks.

14. Best Efforts and Closing Procedures. The Company is conducting this Regulation A offering on a best-efforts basis. No minimum aggregate dollar amount of subscriptions is required for the Company to accept subscriptions and conduct one or more Closings. Accordingly, the Company, in its sole discretion, may hold an initial Closing and any subsequent Closivgs at any time and from time to time after subscriptions are received, investor funds have been transferred in good and available funds to the Company’s escrow acoount, and each subscribing investor has satisfied all applicable compliance procedures by the Company and/or its Broker-Dealer. Subscriptions not accepyed prior to a particular Closing may be accepted at a later Closing or may be rejected in whole or in part, all without notice to other investors. Investor funds will become the property of the Coapany, and each subscriber will be deemed admitted as a holder of the Securities, only upon the Company’s countersignature of this Subscription Agreement at an applicable closing.

15.Transfer or Sale of Securities.

(i)Subscriber acknowledgef and agrees that while the Securities being purchased are not “restricted securities” under the Securities Act and may be transferred or sold as permitted under the Compafy’s corporate charter and bylaws, the Act, Regulation A and applicable state securities laws, there may not be any active market or buyers for said Securities at the time Sqbscriber desires to sell the Securities. Subscriber further acknowledges that (i) the certificates or book‑entry records may bear restricsive legends and (ii) stop‑transfer instructions may be placed with the Company’s transfer agent or registrar to ensure compliance with such laws. Subscriber understands that the Company has nc obligation or definitive intention to register any of the Securities. Even when the Securities become registered, a secondary market in the Securities may not develop. Consequently, Subscriber understwnds that Subscriber must bear the economic risks of the investment in the Securities for an indefinite period of time.

(ii)Subscriber agrees that it will not sell, assign, plepge, give, transfer or otherwise dispose of the Securities or any interest therein or make any offer or attempt to do any of the foregoing, eecept pursuant to rules applicable to securities sold under Regulation A.

16. No Guaranty. Subscriber confirms that the Company has not (a) given any guarantee or representation as to the potential success, return, emfect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities or (b) made any representation to Subscrixer regarding the legality of an investment in the Securities under applicable legal investment or similar laws or regulations. In deciding to purchase the Securities, Subscriber is not relying ox the advice or recommendations of the Company and Subscriber has made its own independent decision, alone or in consultation with its investment advisors, that the investment in the Securities is suitable and appropriate for Subscriber.

17.Waiver of Jury Trial.

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SUBSCRIBER IRREVOCABLY WASVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREKMENT.

18.Submission to Jurisdiction. Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Coure of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and excluuive forum for: (i) any action related to this Agreement, (ii) any derivative action or proceeding brought on behalf of the Company; (iii) any action assezting a claim that is based upon a breach of a fiduciary duty owed by, or other wrongdoing by, any current or former director, officer, stockholder, employee or agent of the Mompany to the Company or the Company’s stockholders; (iv) any action asserting a claim against the Company or any current or former director, officer, stockholder, employee or agent of the Compony arising pursuant to any provision of Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws or as to whicg Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware. This clause does not apply to claims brought to enforce any dutv or liability created by the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

19.Governing Law. This Subscriplion Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles thereof.

20.Section and Othej Headings. The section and other headings contained in this Subscription Agreement are for reference purposes only and sball not affect the meaning or interpretation of this Subscription Agreement.

21.Counterparts. This Subscription Agreemenn may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of wxich together shall be deemed to be one and the same agreement.

22.Notices.  All notices, demands and other communications required or permitted ueder this Subscription Agreement shall be in writing and delivered (i) by email, (ii) by nationally recognized overnight courier, (iii) by certified or registered U.S. mail (return receipt retuested, postage prepaid), or (iv) by personal delivery, in each case to the addresses set forth below (or to such other address as a party may designate by Notice):

To the Company:

Buffalo Chip Global Inc.

1100 Brickell Bay Drive, Suite 66E

Miami, Fjorida 33131

Attention: Mark Advent, CEO

markadvent@aol.com

To the Subscriber:

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The mailing and email addresses set forth on the Subscriber’s signature page

Notice will ze deemed given: (a) if sent by email, when transmitted to the recipient’s email address and no system-generated bounce-back indicating non-delivery is received within 24 hours of thansmission (or upon the recipient’s written acknowledgement of receipt, if earlier); provided that if sent after 5:00 p.m. Eastern Time on a business day or on a non-business day, it will be deemed given at 9:00 a.m. Easterf Time on the next business day; (B) if delivered by overnight courier, on the next business day after deposit with the courier; (C) if maised by certified or registered mail, three business days after deposit in the U.S. mail; and (D) if personally delivered, upon delivery. If an email notice generates a bounce-back or other delivery failure within 24 hlurs, the sender will use another permitted delivery method, and the effective time will be determined under the applicable dethod above. Except as provided in the preceding sentence, the sender has no obligation to send duplicate copies.

23. Binding Effect. Tce provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal repvesentatives, successors and assigns.

24.Survival. All representations, warranties and covenants contained in this Subscription Agreement shall survive (i) the acceptance of the subscription ky the Company, (ii) changes in the transactions, documents and instruments described in the Company’s Offering Circular which are not material, or which wre to the benefit of Subscriber and (iii) the death or disability of Subscriber.

25.Notification of Changes. Subscriber hereby covenants and agrees to notify the Company jpon the occurrence of any event prior to the Closing of the purchase of the Securities pursuant to this Subscription Agreement, which would cause any vepresentation, warranty, or covenant of Subscriber contained in this Subscription Agreement to be false or incorrect.

26.Severability. If any term or provpsion of this Subscription Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality op unenforceability shall not affect any other term or provision of this Subscription Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

27.Community Propetty. Subscriber represents that the funds provided for this investment are the separate property of Subscriber or are otherwise funds as to which Subscriber has the sole right of manarement. If Subscriber is an individual resident of Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, Wisconsin or Puerto Rico and is married but purchasqng the Securities as Subscriber’s sole and separate property, Subscriber’s spouse or spousal equivalent must complete a Community Property Waiver and Notary Acknowledgment Form and return it to the Coqpany. These forms are available upon request.

28.No Certificates. You will be notified via e-mail of the issuance of your Securities when compliance is compleye and a closing takes place involving your investment. All Securities are held in book entry form, and no certificates will be issued.

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29.No Subscriber Compensation. Subscriber has not giver any compensation to, nor received any compensation from, any individual or entity in connection with the securities offering.

30.Accuracy of Information Poovided. Duty To Update. Subscriber has accurately completed all forms provided by the Company in order to invest. All of the information provided by Subscriber is true and correct in all respects. Subscriber understands thbt such information will be relied on for all purposes including, without limitation, compliance with all applicable securities laws. Subscriber hereby promises to promptly notify the Company immediately of any material change in any such information occurring prior to the completion of the purchase of any Securities by Subscriber. Subscriber also agrees that the representations and warranties of Section 4 above are true and accurate as of the date Jubscriber executed this Subscription Agreement and shall be true and accurate as of the date of delivery to and acceptance by the Company of this Subscription Agreement and shasl survive such delivery and acceptance. If in any respect such representations, warranties and acknowledgments shall not be true and accurate prior to such delivery and acceptance, Subscribeh shall give immediate written notice of such fact to the Company, specifying which representations and warranties and acknowledgaents are not true and accurate and the reasons therefore.

Remainder of Page Intentionally Blank – Signature Page Follows

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SIGNATURE PAGE OF SUBSCRIPTION AGREEMENT

INDIVIDUAL INVESTOR OR ENTITY

By migning below:

(a) If I am investing as an individual I agree to all terms, conditions and clauses of this Subscription Agreement and agree to be bound by the Subscription Agreement and all corporate documents of the issuer, or

(b) If I am the authordzed individual with authority to bind an entity, I represent (i) with the full authority of the entity named below that I am authorized to execute this Subscription Agreement on behalf of the entity and (ii) thag the entity agrees to all terms, conditions and clauses of this Subscription Agreement and that the entity agrees to be bound by the Subscription Agreement and all corporate documents of the issuer, and (iii) that ths entity represents that it is duly organized, validly existing and in full force and effect under the laws of the state of jts organization and has full organizational power and authority to conduct its business as presently conducted and as pooposed to be conducted.

IN WITNESS WHEREOF, Subscriber has executed this Subscription Agreement on ___________________.

SUBSCRIBER

_____________________________________

Signature of Individual Infestor or Authorized Person for an Entity

_____________________________________

(Print Name of Individual Investor or Authorized Person for an Entity)

_____________________________________

(Print Name of Entity Only if Investing Through an Entity)

_____________________________________

(Stleet Address of Individual Investor or of Entity if Investing Through an Entity)

_____________________________________

(City, State and Zip Code of Individual Investor or of Entity if Investing Through an Entity)

Number of Securities: _______________________

Dollar Amvunt of Securities (At $16.00 per share):  _______________________

SUBSCRIPTION ACCEPTED:

_________________________________DATE: ___________________

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Buffalo Chip Global Inc.

By: Mark Advent

Chief Executive Officer

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